Exhibit 10.1

AWARD NO.: XXX

OFG BANCORP

2007 OMNIBUS PERFORMANCE INCENTIVE PLAN

PERFORMANCE SHARES AWARD AND AGREEMENT

This Performance Shares Award and Agreement (the “Award”) is made and entered into on this XXth day of XXXXXXXXXX of 20XX, by and between OFG Bancorp (the “Corporation”) and XXXXXXXXXXXXXX (the “Grantee”).  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the 2007 Omnibus Performance Incentive Plan, as amended and restated (the “Plan”).  Whenever appropriate, words and terms used in the singular shall be deemed to include the plural, and vice versa, and the masculine gender shall be deemed to include the feminine gender.

WHEREAS, the Corporation has established and maintains the Plan to, among other things, provide flexibility to the Corporation and its Affiliates to attract, retain and motivate their directors, officers, and other key employees through the grant of awards based on performance and to adjust their compensation practices to the best compensation practices and corporate governance trends as they develop from time to time;

WHEREAS, the Plan is further intended to motivate high levels of individual performance coupled with increased shareholder returns;

WHEREAS, the Plan is administered by the Compensation Committee of the Board of Directors of the Corporation (the “Plan Administrator”);

WHEREAS, Grantee is eligible to participate in the Plan; and

WHEREAS, the Plan Administrator has determined that Grantee shall participate and receive performance incentives under the Plan.

NOW, THEREFORE, in consideration of the premises, and subject to the terms and conditions of the Plan, the Corporation and Grantee agree as follows:

SECTION 1.  Award; Grantee Rights.  The Corporation hereby awards XXX XXXX(XXX) Performance Shares (the “Performance Shares”) to Grantee.  The Grantee will earn shares of Common Stock in connection with the Performance Shares in an amount to be calculated based upon the level of achievement of the Performance Goal during the Performance Cycle in accordance with Section 4.  A Performance Share does not represent an equity interest in the Corporation and carries no voting or dividend rights, except as otherwise set forth in this Agreement.  The Performance Shares may be forfeited to, and acquired at no cost by, the Corporation as set forth in this Agreement.

SECTION 2.  Deferred Dividends.  Prior to the Certification Date (defined below), the Grantee will not have any right to receive the payment of any dividends in connection with the Performance Shares.  On the Certification Date, the Grantee will have the right to receive, together with the shares of Common Stock that vest, a cash payment equal to the dividends declared by the Corporation from the date of grant of the Performance Shares until the Certification Date that would have been paid upon such vested shares of Common Stock.

SECTION 3.  Performance Cycle and Performance Goal.  The Performance Cycle for the Performance Shares will start on January 1, 20XX and end on December 31, 20XX.  The threshold, target and maximum level of achievement of the Performance Goal applicable to the Performance Shares over the Performance Cycle and the percentage of the Performance Shares that vest at the threshold, target and maximum level of achievement of the Performance Goal are set forth in Exhibit A.  If the threshold Performance Goal is not achieved, none of the Performance Shares will vest, and the Award will be forfeited.  If the Performance Goal is achieved at threshold or greater, a portion of the Performance Shares will vest calculated by the Plan Administrator by multiplying the Performance Shares by the percentage of achievement of the Performance Goal up to the maximum percentage of Performance Shares set forth in Exhibit A, and any remaining Performance Shares will not vest and will be forfeited.  The percentage of achievement of the Performance Goal between threshold and target and target and maximum will be calculated by the Plan Administrator using straight-line interpolation.

Not later than seventy-five (75) days following the end of the Performance Cycle, the Plan Administrator will certify in writing the level of achievement of the Performance Goal over the Performance Cycle and the corresponding number of shares of Common Stock that will vest (such date, the “Certification Date”).  Notwithstanding anything to the contrary herein, at the Certification Date, the Plan Administrator may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock.  If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which Grantee is entitled shall be equal to the Fair Market Value of the Common Stock on the date of certification by the Plan Administrator.

SECTION 4.  Termination of Employment.  The following provisions shall apply in the event of Grantee’s termination of employment with the Corporation or any Affiliate:

(a)              Due to Death or Disability.  In the event Grantee’s employment or service terminates by reason of his death or disability during the Performance Cycle, the number of shares of Common Stock that would vest upon achievement of the target Performance Goal will vest immediately, and payment of the corresponding shares of Common Stock will be made to Grantee, or Grantee’s estate or beneficiaries, as applicable.

(b)              Due to Retirement.  In the event Grantee’s employment terminates by reason of retirement during the Performance Cycle, Grantee (or Grantee’s estate or beneficiaries, if Grantee subsequently dies) shall receive a payment at the Certification Date calculated in the following manner: (i) the number of shares of Common Stock that would have vested based on the actual achievement of the Performance Goal will be reduced by multiplying the grant under this Award by a fraction, the numerator of which is the number of full months in the Performance Cycle during which Grantee was an active employee and the denominator of which is the number of months in the full Performance Cycle (with a partial month worked counted as a full month if Grantee is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of shares of Common Stock shall be considered vested and will be paid to Grantee (or Grantee’s beneficiaries or estate, if Grantee subsequently dies) as soon as practicable after the Certification Date.  For purposes of this Section, resignation by the Participant will only be considered a “retirement” if they have achieved a minimum of ten (10) years of service and attained a minimum age of sixty (60) years as of the date of termination.

(c)              Due to Any Other Reason.  In the event Grantee’s employment is terminated by the Corporation or any Affiliate for any other reason during the Performance Cycle, the Performance Shares shall be forfeited.

SECTION 5.  Adjustments to or Forfeiture of Award.  The Plan Administrator may determine on a case-by-case basis any adjustments to the terms of this Award or the forfeiture of the Award because of violations by the Grantee of the Corporation’s policies or any applicable laws and regulations.  In addition, the Performance Shares will be subject to any clawback policy established by the Corporation or the Plan Administrator from time to time.

SECTION 6.  Transferability of Award.  This Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  No transfer of this Award by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Board or the Plan Administrator may determine necessary to establish the validity of the transfer.

SECTION 7.  Miscellaneous Provisions.

(a)          This Award is subject to the terms of the Plan and any regulations approved by the Plan Administrator from time to time, which are incorporated herein by reference.

(b)          The laws of the Commonwealth of Puerto Rico shall be controlling in all matters relating to this Award.

(c)          The titles and captions in this Award are used only for convenience and are not to be used in its interpretation.

IN WITNESS WHEREOF, the Corporation and Grantee have duly executed this Award on the date first above written.

OFG BANCORP                                                         GRANTEE

By: _____________________________                      By: _____________________________

Name:    XXXXXXXXXXXXX                                   Name: XXXXXXXXXXXXXX

Title: Chair Compensation Committee                         Title: XXXXXXXXXXX